Exhibit 10.1

GLOBAL AMENDMENT

TO

PIKE CORPORATION

COMPENSATION PLANS

Statement of Purpose

On November 5, 2013, Pike Electric Corporation changed its state of incorporation from Delaware to North Carolina (the “Reincorporation”). The Reincorporation was effected by merging Pike Electric Corporation, a Delaware corporation (“Pike (Delaware)”), with and into Pike Corporation, a North Carolina corporation and its wholly-owned subsidiary (“Pike (North Carolina)” or the “Company”) established for such purpose, following approval by the requisite vote of Pike (Delaware)’s stockholders at the 2013 Annual Meeting of Stockholders on October 31, 2013.

In connection with the Reincorporation, Pike (North Carolina) assumed the Pike Holdings, Inc. 2002 Stock Option Plan A, the Pike Holdings, Inc. 2002 Stock Option Plan B, the Pike Electric Corporation 2005 Omnibus Incentive Compensation Plan, the Pike Electric Corporation Employee Stock Purchase Plan, the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as amended and restated effective November 3, 2011, and the Pike Compensation Deferral Plan (collectively, the “Plans”) and will fully perform, pay and discharge all obligations and liabilities attributable to all outstanding awards and benefits due under the Plans.

Pike (North Carolina) desires to amend the Plans to reflect the Reincorporation and its assumption of the Plans.

NOW, THEREFORE, Pike (North Carolina) does hereby declare that the Plans be, and hereby are, amended as follows:

1.	Effective as of 11:58 pm (Eastern Time) on November 5, 2013, the effective time of the Reincorporation, Pike (North Carolina) shall be the sponsor of the Plans.

2.	All outstanding awards and benefits due under the Plans denominated in shares of Pike (Delaware) common stock shall be denominated in shares of Pike (North Carolina) common stock, with no changes in the option exercise price or any other terms and conditions of such awards and benefits.

3.	All references in the Plans to “Pike Electric Corporation” shall be changed to “Pike Corporation.”

4.	The validity, construction and effect of the Plans and any rules and regulations relating to the Plans and any outstanding awards and benefits due under the Plans shall be determined in accordance with the laws of the State of North Carolina, without giving effect to the conflict of laws provisions thereof.

5.	Except as expressly or by necessary implication amended by this instrument, the Plans and all outstanding awards thereunder shall continue in full force and effect.

To record the adoption of the foregoing amendment, the undersigned authorized officer of the Company has executed this document as of the 5th day of November, 2013.

PIKE CORPORATION

/s/ Timothy G. Harshbarger
Timothy G. Harshbarger, Sr. Vice President, Human Resources

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